UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 25, 2012

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant   to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On July 26, 2012, Brown-Forman Corporation (the “Company”) issued a press release commenting on the Company’s performance and financial condition for the fiscal year ended April 30, 2012.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.  The information furnished pursuant to this Item 2.02 (and the related information in Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Richard P. Mayer

Director Richard P. Mayer retired from Board service on July 26, 2012, at the expiration of his term.  Mr. Mayer served 18 years as a member of the Company’s Board of Directors.

Compensation of Named Executive Officers for Fiscal 2013

On July 25, 2012, the Compensation Committee of the Company’s Board of Directors reviewed and approved fiscal 2013 compensation for the Company’s Named Executive Officers (“NEOs”).  Fiscal 2013 compensation for the NEOs includes the following:

Named Executive Officer	Salary (1)	Short-Term Incentive Compensation at Target (2)	Long-Term Incentive Compensation at Target (2)
Paul C. Varga Chairman and Chief Executive Officer	$1,112,500	$1,300,000	$3,300,000
Donald C. Berg Executive Vice President and Chief Financial Officer	$588,542	$415,000	$735,000
James S. Welch, Jr. Vice Chairman	$588,542	$305,000	$720,000
Mark I. McCallum Executive Vice President and Chief Operating Officer	$587,813	$415,000	$760,000
Kris Sirchio Executive Vice President and Chief Marketing Officer	$571,666	$275,000	$410,000
(1) Salary includes holiday bonus and is effective as of August 1, 2012.

(2) Incentive compensation is administered pursuant to the Company’s 2004 Omnibus Compensation Plan, as amended.  The fiscal 2013 long-term incentive compensation opportunity for the NEOs is allocated among long-term cash, Class B common stock-settled stock appreciation rights (“SSARs”), and Class A common performance-based restricted stock as follows:

Named Executive Officer	Long-Term Cash Award at Target	Class B SSARs	Class A Restricted Stock
Paul C. Varga	$1,155,000	$990,000	$1,155,000
Donald C. Berg	$220,500	$294,000	$220,500
James S. Welch, Jr	$190,000	$266,000	$304,000
Mark I. McCallum	$216,000	$216,000	$288,000
Kris Sirchio	$139,400	$135,300	$135,300

A more detailed description of the compensation the Company pays its NEOs is included in the “Executive Compensation” section of the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 27, 2012, which description is hereby incorporated by reference.  For the Long-Term Cash awards approved on July 25, 2012, Company performance will be measured based on the following three metrics:

•
Sustained Financial Performance (40% of Long-Term Cash Award at Target).  For purposes of this metric, Company performance shall be measured based on underlying depletion-based operating income growth.  The threshold level of performance (equating to a 0% payout) shall equal 3% growth over the prior fiscal year; the target level of performance (equating to a 100% payout) shall equal 8% growth over the prior fiscal year; and the maximum level of performance (equating to a 200% payout) shall equal 13% growth over the prior fiscal year.

•
Relative Financial Performance (40% of Long-Term Cash Award at Target).  For purposes of this metric, Company performance shall be measured based on the Company’s underlying depletion-based operating income growth relative to a set of industry peers to be defined by the Plan Administrator.  The threshold level of performance (equating to a 0% payout) shall equal 0% growth over the prior fiscal year; the target level of performance (equating to a 100% payout) shall equal the weighted average growth observed among the industry peers; and the maximum level of performance (equating to a 200% payout) shall equal twice the weighted average growth observed among the industry peers.  In situations where the weighted average growth for the industry is negative, the Plan Administrator shall exercise judgment in determining the payout level.

•
BF150 Progress Scorecard (20% of Long-Term Cash Award at Target).  The BF150 progress scorecard consists of five equally-weighted performance categories (each 4% of the Target value of the Long-Term Cash Award).  For purposes of this metric, Company performance shall be measured based on cumulative performance over the three-year performance period in the following areas: a) market share growth within the United States, b) financial growth outside of the United States with a focus on emerging markets, c) financial growth of the Jack Daniel’s family of brands, d) financial and volumetric growth of brands other than the Jack Daniel’s family of brands, and e) other strategic initiatives.  Each performance category shall receive a score ranging from 0% to 200% of Target.

For Class A common performance-based restricted stock awards granted on July 26, 2012, Company performance will be measured based on the relative ranking of the total shareholder return of Brown-Forman’s Class B common stock during the performance period May 1, 2012 to April 30, 2015, compared to that of the companies within the Standard and Poor’s Consumer Staples Index at the end of the performance period.  The Compensation Committee will establish a payout scale that correlates the Company’s percentile rank against the comparator group on three-year cumulative total shareholder return to a specific payout level ranging from 50% to 150% of the NEO’s restricted stock award at target, with target performance and payout set at the 55th percentile rank versus the group.  The threshold level of performance (the point at which the performance multiplier is 50% of target) is set at the 30th percentile rank versus the group.  The maximum level of performance (the point at which the performance multiplier is 150% of target) is set at the 80th percentile rank versus the group.  Stock prices used for comparison will be the average closing stock prices over the sixty trading days immediately preceding the start of the performance period and the final sixty trading days of the performance period. Payouts for performance between threshold and target and between target and maximum will be interpolated using a straight line method.

Director Compensation for the 2013 Board Year

On July 26, 2012, the Board of Directors determined to make no change to the compensation program for the Company’s non-employee directors for the 2013 Board Year.  A detailed description of the compensation the Company pays its directors is included in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on June 27, 2012, which description is hereby incorporated by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on July 26, 2012.  The matters submitted to a vote of the stockholders at the meeting and the voting results therefor are as follows:

Proposal 1: Election of Directors

The Company’s Class A common stockholders elected each of the director nominees proposed by the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified.  The following is a breakdown of the voting results:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Joan C. Lordi Amble	52,037,502.06	43,773.46	15,071.45	1,956,054.00
Patrick Bousquet-Chavanne	52,025,695.58	59,246.31	11,405.09	1,956,054.00
Geo. Garvin Brown IV	51,544,087.39	542,587.13	9,672.45	1,956,054.00
Martin S. Brown, Jr.	51,716,838.84	365,868.13	13,640.00	1,956,054.00
Bruce L. Byrnes	52,059,538.11	26,443.54	10,365.33	1,956,054.00
John D. Cook	52,043,037.12	42,959.39	10,350.46	1,956,054.00
Sandra A. Frazier	51,706,903.33	377,757.90	11,685.74	1,956,054.00
William E. Mitchell	50,963,467.85	1,121,772.89	11,105.23	1,956,055.00
Dace Brown Stubbs	51,701,917.07	383,399.16	11,030.74	1,956,054.00
Paul C. Varga	51,724,816.25	362,051.45	9,479.27	1,956,054.00
James S. Welch, Jr.	51,654,418.87	431,661.97	10,266.13	1,956,054.00

Proposal 2: Amendment to Restated Certificate of Incorporation to Increase Number of Authorized Shares of Class A and Class B Common Stock

The Company’s Class A and Class B common stockholders approved the proposed amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Class A common stock from 57 million to 85 million and Class B common stock from 100 million to 400 million.  Class A and Class B stockholders voted as separate classes, with Class B stockholders voting only on the increase in the number of authorized shares of Class B common stock.  The following is a breakdown of the voting results:

Class A Common Stock:

For	Against	Abstain
51,009,803.92	1,659,418.76	1,383,178.30

Class B Common Stock:

For	Against	Abstain
57,231,039.21	17,998,320.99	200,189.04

Item 7.01.  Regulation FD Disclosure.

On July 26, 2012, the Company issued a press release announcing that at its Annual Meeting of Stockholders held July 26, 2012, Brown-Forman Class A stockholders elected directors for the coming year.  Also, Class A and Class B stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Class A common stock from 57 million to 85 million and Class B common stock from 100 million to 400 million. The authorization of additional shares enables the Company to effect the previously approved three-for-two stock split for both its Class A and Class B common stock.  Stockholders of record as of the close of business on August 3, 2012 will receive one additional share of stock for every two shares of stock held for each respective class of stock, with the distribution of the additional shares to occur on or about August 10, 2012.  Fractional shares will not be issued except to participants in the Company’s Class B common stock fund (ESOP) within the 401(k) plan, Employee Stock Purchase Plan and Dividend Reinvestment Plan.  For  shareholdings outside of these plans, in lieu of a fractional share to which the shareholder would otherwise be entitled, the Company will pay the shareholder an amount in cash equal to the same fraction of the adjusted closing price (which shall mean two-thirds of the actual closing price), of one share of Class A common stock or Class B common stock, as the case may be, on the New York Stock Exchange as of the close of business on the payment date.

In addition, the Company announced that its Board of Directors approved a regular cash dividend of 23⅓ cents per share on the split-adjusted Class A and Class B common stock, payable on October 1, 2012, to stockholders of record on September 7, 2012.

A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein in its entirety by this reference.  This information is furnished pursuant to this Item 7.01 (and the  related information in Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1           Brown-Forman Corporation Press Release dated July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation
(Registrant)

July 26, 2012                                           /s/  Nelea A. Absher
(Date)	Nelea A. Absher
Vice President, Associate General Counsel and Assistant Corporate Secretary

Exhibit Index

Exhibit
Number                      Description

99.1                      Brown-Forman Corporation Press Release dated July 26, 2012